Exhibit 3

                         SECURITIES PURCHASE AGREEMENT




SECURITIES PURCHASE AGREEMENT, dated as of May 8, 2001, between HONG KONG JADE BIRD SCIENCE AND TECHNOLOGY LIMITED, a company incorporated under the laws of Hong Kong (the "Purchaser") and each of the sellers listed on Exhibit A attached hereto (each a "Seller" and, collectively, the "Sellers").

1. Sale of Stock. Subject to the terms and conditions contained herein, on the Settlement Date (as defined below), each Seller hereby agrees to sell and deliver to the Purchaser and the Purchaser hereby agrees to purchase from each Seller the number of shares of Common Stock (the "Common Shares") of Sohu.com, Inc., a Delaware corporation (the "Company"), set forth opposite such Seller's name on Exhibit A hereto, at a price equal to US$1.68 per share of the Company's Common Shares (the "Purchase Price").

2. Settlement. Subject to satisfaction of the conditions of settlement specified in Section 3 of this Agreement, settlement of the sale and purchase under Section 1 of this Agreement (the "Settlement") shall take place at the offices of Morrison & Foerster, 21st Floor, Entertainment Building, 30 Queen's Road Central, Hong Kong, at 10:00 a.m. on May 18, 2001, or on such other date, time or place as the Purchaser and the Sellers may mutually agree (the "Settlement Date"). On the Settlement Date, each Seller shall cause to be delivered to the Purchaser a certificate or certificates for the number of Common Shares set forth opposite such Seller's name on Exhibit A hereto or shall deliver appropriate instructions for book entry transfer, against delivery by the Purchaser to such Seller of the Purchase Price for such Common Shares. The Purchase Price shall be paid by wire transfer of immediately available funds to such account or accounts as the Seller shall designate in writing.

3.   Conditions of Settlement.

     A. The obligation of the Purchaser to purchase and pay for the Common Shares is subject to satisfaction of the condition that all representations and covenants of each Seller contained in Section 4 hereof shall be true, correct and satisfied in all respects on and as of the Settlement Date, with the same force and effect as though such representations and covenants had been made on and as of the Settlement Date.

     B. The obligation of each of the Sellers to sell and deliver its Common Shares is subject to the satisfaction of each of the following conditions: (i) all representations and covenants of the Purchaser contained in Section 5 hereof shall be true, correct and satisfied in all respects on and as of the Settlement Date, with the same force and effect as though such representations and covenants had been made on and as of the Settlement Date; (ii) the Purchaser shall have delivered to the Sellers an executed Accredited Investor Certificate in form and substance substantially as attached hereto as Exhibit B; (iii) the Purchaser shall have delivered to the Sellers the full aggregate Purchase Price for the Sellers' Common Shares on the Settlement Date, in accordance with Section 2 of this Agreement, as consideration for the Common Shares acquired hereunder; and (iv) the Purchaser shall have complied with its confidentiality obligations under Section 9 of this Agreement.

4. Representations and Covenants of Seller. Each of the Sellers represents, warrants and agrees, severally and not jointly, that:

     a) The Seller beneficially owns the Common Shares as set forth opposite such Seller's name on Exhibit A hereto, free and clear of all liens, claims, charges and other encumbrances. There are no restrictions on the Seller's right to transfer such Common Shares pursuant to this Agreement, except as may be restricted by laws of general application, including without limitation the Securities Act of 1933, as amended (the "Act").

     b) The Seller has full right, power and authority to enter into this Agreement and to transfer such Common Shares in accordance with the terms of this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Seller.

     c) The Seller's execution, delivery and performance of the Agreement do not violate or conflict with any law applicable to it, any agreement or instrument to which it is a party, any order or judgment of any court or other agency of government applicable to it or any of its assets, or any contractual restriction binding on or affecting it or any of its assets.

     d) The Seller is not an "affiliate" of the Company as such term is defined in Regulation 230.501(b) under the Act.

5. Representations and Covenants of Purchaser. The Purchaser represents, warrants and agrees that:

     a) The Purchaser is acquiring the Common Shares to be acquired by it hereunder for its own account and not with a view to the resale or distribution thereof, and will resell such Common Shares only in transactions which would be permissible under the securities laws of the United States of America or any state thereof.

     b) The Purchaser is an "accredited investor" as such term is defined in Regulation 230.501(a) under the Act.

     c) The Purchaser is aware that, until the Company is reasonably satisfied in accordance with industry practice that such legend is not required, a legend similar to the following may appear on the certificates representing the Common Shares: "These securities have not been registered under the Securities Act of 1933 and may be re-offered and sold only if so registered or if any exemption from registration is available."

     d) The Purchaser is a company duly organized, validly existing and in good standing under the laws of Hong Kong, where it was incorporated. The Purchaser has full right, power and authority to enter into this Agreement, and to purchase the Common Shares from the Seller on the terms described herein, and this Agreement constitutes a legal, valid and binding obligation of the Purchaser.

     e) The Purchaser's execution, delivery and performance of the Agreement do not violate or conflict with any law applicable to it, any agreement or instrument to which it is a party, any order or judgment of any court or other agency of government applicable to it or any of its assets, or any contractual restriction binding on or affecting it or any of its assets.

     f) The Purchaser acknowledges and represents that it has made its own investigation into the merits and risks of entering into the transaction contemplated by this Agreement and that it has the capacity and financial experience to evaluate the same. To the Purchaser's full satisfaction, the Purchaser has received all the information it considers necessary or appropriate for deciding whether to acquire the Common Shares and has had an opportunity to secure all such information as it deems necessary regarding the business, properties, prospects and financial condition of the Company. Except as provided in this Agreement, no additional representations or warranties have been made to the Purchaser by the Seller.

     g) The Purchaser understands that the Common Shares have not been registered under the Act, nor qualified under any state securities laws, and that they are being offered and sold pursuant to an exemption from such registration and qualification based in part upon the representations and covenants of the Purchaser contained herein. The Purchaser understands that the Common Shares being purchased hereunder are restricted securities within the meaning of Rule 144 under the Act and that the Common Shares are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available. The Purchaser has determined that the Common Shares are a suitable investment for the Purchaser and that the Purchaser is able at this time, and in the foreseeable future, to bear the full economic risk thereof.

6. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to choice of law doctrine.

7. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors, and assigns of the parties hereto.

8. Investor Rights Agreement. Subject to the completion of the Settlement, each of the Sellers transfers its rights to the Purchaser pursuant to Section 4(1)(b) of the Sohu.com, Inc. Third Amended and Restated Investor Rights Agreement dated February 1, 2000, as amended (the "Investor Rights Agreement") to the extent permitted and subject to all the terms and conditions contained in the Investor Rights Agreement. The Purchaser acknowledges that it will be subject to the terms and conditions contained therein.

9. Publicity and Confidentiality. Based upon the advice of counsel, each of the parties agrees that, under existing circumstances, it will not and does not need to make any disclosure to any third party or to the public of this Agreement, its terms or the transactions contemplated hereby prior to the Settlement Date. Each of the parties agrees that it will not, directly or indirectly, in any manner whatsoever, disclose to any person, corporation, partnership or other entity any information regarding this Agreement, its terms and the transactions contemplated hereby, until the parties mutually agree upon the language and timing of a press release or until such time as one such party determines, based upon the advice of counsel, that a public announcement is required by law, in which case the parties hereto shall in good faith attempt to agree on any public announcements or publicity statements with respect thereto.

10. Miscellaneous. This Agreement may be executed concurrently in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission, which transmission shall be deemed delivery of an originally executed document. The headings of the Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all the previous agreements, promise or representations, whether written or oral, between the parties.

11. Fees and Expenses. Each of the Purchaser and the Seller agrees to pay its own expenses and disbursements incident to the performance of its obligations hereunder.

12. Amendment and Waiver. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.





           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


THE PURCHASER:


HONG KONG JADE BIRD SCIENCE AND TECHNOLOGY LIMITED


By:
   ----------------------------------------
   Name:
   Title:


THE SELLERS:


THE GOLDMAN SACHS GROUP INC.


By:
   ----------------------------------------
   Name:
   Title:


STONE STREET FUND 2000, L.P.
by Stone Street 2000, L.L.C., its General Partner


By:
   ----------------------------------------
   Name:
   Title:


BRIDGE STREET SPECIAL OPPORTUNITIES FUND 2000, L.P.
by Bridge Street Special Opportunities 2000, L.L.C., its General Partner


By:
   ----------------------------------------
   Name:
   Title:


JOHO FUND LTD.


By:
   ----------------------------------------
   Name:
   Title:


JOHO PARTNERS L.P.


By:
   ----------------------------------------
   Name:
   Title:


AURORA INVESTMENTS II L.L.C.


By:
   ----------------------------------------
   Name:
   Title:


               [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                   EXHIBIT A


                                LIST OF SELLERS


---------------------------------------------------------------------------------------------------------
                                                         Number of                         Purchase
               Name of Seller                          Common Shares                  Consideration (US$)
---------------------------------------------------------------------------------------------------------
The Goldman Sachs Group Inc.                             1,201,568                        $2,018,634.24

Stone Street Fund 2000, L.P.                                89,782                          $150,833.76

Bridge Street Special Opportunities Fund                    89,782                          $150,833.76
2000, L.P.

Joho Fund Ltd.                                             455,929                          $765,960.72

Joho Partners L.P.                                         113,982                          $191,489.76

Aurora Investments II L.L.C.                               347,602                          $583,971.36

                                  TOTAL                  2,298,645                        $3,861,723.60
---------------------------------------------------------------------------------------------------------


                                   EXHIBIT B

                    Form of Accredited Investor Certificate

                        ACCREDITED INVESTOR CERTIFICATE

The undersigned Investor hereby certifies that he is an Accredited Investor as that term is defined in Regulation D adopted pursuant to the Securities Act of 1933 (the "Act"). The specific category(s) of Accredited Investor applicable to the undersigned is checked below.

_____ a. an individual whose individual net worth, or joint net worth with that individual's spouse, exceeds $1,000,000 (including the value of homes, home furnishings and personal automobiles);

_____ b. an individual who had an individual income in excess of $200,000 in 1999 and 2000 or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in 2001. For purposes of this offering, individual income shall equal adjusted gross income, as reported in the investor's federal income tax return, less any income attributable to a spouse or to property owned by the spouse, and as may be further adjusted in accordance with the rules, regulations, and releases of the Commission;

_____ c. a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 (the "1940 Act") or a business development company as defined in Section 2(a)(48) of the 1940 Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in
         Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_____ d. a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_____ e. an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

_____ f. an individual who is a director or executive officer of the Company; or

_____ g. an entity in which all of the equity owners are accredited investors as set forth above.

         IN WITNESS WHEREOF, the undersigned has executed this Accredited Investor Certificate this ___ day of May, 2001.

                                      HONG KONG JADE BIRD SCIENCE AND
                                      TECHNOLOGY LIMITED


                                      By: ___________________________________
                                      Name: ________________________________
                                      Title: _______________________________